UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2015

KTL BAMBOO INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Mayakovskogo Street, Birobidjan, Russia	679016
(Address of principal executive offices)	(Zip Code)

(775) 241-8308

(Registrant’s telephone number, including area code)

SPACEPATH INC.

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18 2015, we filed Amended and Restated Articles of Incorporation, and a Certificate of Change, with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Amended and Restated Articles of Incorporation and Certificate of Change are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 26, 2015, the holder (the “Majority Stockholder”) of 4,000,000 shares of our common stock, $0.001 par value per share (“Common Stock”), constituting approximately 80.0% of the voting power of our outstanding shares of Common Stock, authorized and approved:

•	the execution and filing of Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, effect the:

o	change of our name from “Spacepath Inc.” to “KTL Bamboo International Corp.” (the “Name Change”); and

o	increase of our number of authorized shares of capital stock from 75,000,000 shares, consisting of (a) 70,000,000 shares of Common Stock and (b) 5,000,000 of preferred stock, par value $0.001 per share (“Preferred Stock”), to 310,000,000 shares, consisting of (a) 300,000,000 shares of Common Stock and (b) 10,000,000 shares of Preferred Stock (the “Share Increase”); and

•	the execution and filing of a Certificate of Change with the Nevada Secretary of State to effect a reverse stock split of our Common Stock at a rate of 1-for-2 (the “Reverse Stock Split”). Under the Nevada law, no amendment to our Articles of Incorporation is required in connection with the Reverse Stock Split.

As permitted under the Nevada law, we have specified in the Amended and Restated Articles of Incorporation and Certificate of Change that the Name Change, Share Increase, and Reverse Stock Split will take effect on March 20, 2015 (the “Effective Date”).

Upon effectiveness of the Reverse Stock Split, every two outstanding shares of our Common Stock (“Old Common Stock”) shall, without any further action by us, or any holder thereof, be combined into and automatically become one share of our Common Stock (“New Common Stock”). Each holder of a certificate or certificates immediately prior to the Effective Date representing outstanding shares of Old Common Stock shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock have been reclassified. Each holder entitled to a fractional share of New Common Stock shall receive one whole share of New Common Stock instead. All shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled such that they are returned to our authorized and unissued capital stock, and our capital will be reduced by an amount equal to the par value of the Old Common Stock so retired.

The Name Change, the Share Increase, and the Reverse Stock Split, as well as the filling of the Amended and Restated Articles of Incorporation and the Certificate of Change were previously authorized by our Board of Directors on February 26, 2015, subject to stockholder approval.

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Item 8.01	Other Events.

In connection with the Name Change and the Reverse Stock Split, we have submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of our trading symbol. It is expected that the Name Change, the Reverse Stock Split, and our new trading symbol will be declared effective in the market by FINRA early next week. The Company will file an update to disclose the effective date of the Name Change, Reverse Stock Split, and symbol change upon our receipt of approval from FINRA.

We are currently engaged in discussions involving a possible business combination which will enable us to engage in the business of developing, manufacturing, marketing and distributing world class Bamboo flooring materials and furniture. With the permission of the proposed party to such business combination, and as provided herein, we are changing our name to “KTL Bamboo International Corp.” to facilitate these discussions. If the parties determine not to proceed with the business combination, we will change our name back to Spacepath Inc., or adopt another name.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on March 18, 2015

3.2	Certificate of Change, filed with the Nevada Secretary of State on March 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KTL Bamboo International Corp.

Date: March 20, 2015	By:	/s/ Andrey Zasoryn
		Name:	Andrey Zasoryn
		Title:	President

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